Exhibit 4.8

First Supplemental Agreement to Secured Loan Facility Agreement dated 24 July 2019 as amended and restated by a first amendment and restatement agreement dated 23 December 2019 and a second amendment and restatement agreement dated 20 March 2020
Dated       9 December 2020
(1)	Taburao Shipping Company Inc. Tarawa Shipping Company Inc. (as borrowers)
(2)	Performance Shipping Inc. (as guarantor)
(3)	Nordea Bank Abp, filial i Norge (as lender)
(4)	Nordea Bank Abp, filial i Norge (as arranger)
(5)	Nordea Bank Abp, filial i Norge (as agent)
(6)	Nordea Bank Abp (as swap provider)
(7)	Nordea Bank Abp, filial i Norge (as security agent)

Contents
Page
1	Interpretation	1

2	Conditions	2

3	Representations	3

4	Amendments to Loan Agreement	3

5	Confirmations and Undertakings	4

6	Notices, Counterparts, Governing Law and Enforcement	5

Schedule 1	The Lenders	6

Schedule 2	Effective Date Confirmation	7

Schedule 3	Conditions Precedent	8

Supplemental Agreement
Dated     9 December 2020
Between:
(1)
Taburao Shipping Company Inc. ("Taburao") and Tarawa Shipping Company Inc. ("Borrower B"), each a company incorporated according to the law of the Republic of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (together, the "Borrowers" and each a "Borrower"); and

(2)
Performance Shipping Inc., a company incorporated according to the law of the Republic of the Marshall Islands, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the "Guarantor"); and

(3)	the banks listed in Schedule 1, each acting through its office at the address indicated against its name in Schedule 1 (together the "Lenders" and each a "Lender"); and
(4)	Nordea Bank Abp, filial i Norge, acting as arranger through its office at Essendrops gate 7, N-0368 Oslo, Norway (in that capacity the "Arranger"); and
(5)	Nordea Bank Abp, filial i Norge, acting as agent through its office at Essendrops gate 7, N-0368 Oslo, Norway (in that capacity the "Agent"); and
(6)
Nordea Bank Abp, acting as swap provider through its office at c/o Nordea Danmark, Filial af Nordea Bank Abp, Finland, 7288 Derivative Services, PO Box 850, DK-0900 Copenhagen K, Denmark (in that capacity the "Swap Provider"); and

(7)	Nordea Bank Abp, filial i Norge, acting as security agent through its office at Essendrops gate 7, N-0368 Oslo, Norway (in that capacity the "Security Agent").
Supplemental to a secured loan agreement dated 24 July 2019 as amended and restated by a first amendment and restatement agreement dated 23 December 2019 and a second amendment and restatement agreement dated 20 March 2020 (the "Loan Agreement") made between, amongst others, the Borrowers, the Guarantor, the Lenders, the Arranger, the Agent, the Swap Provider and the Security Agent on the terms and subject to the conditions of which each of the Lenders agreed to advance to the Borrowers its respective Commitment of an aggregate amount not exceeding $59,000,000.
Whereas
(A)
Pursuant to the refinancing of the Indebtedness in relation to Vessel C and Vessel D, Borrower C and Borrower D have been released from the obligations under the Loan Agreement and the Security Documents to which each is a party.

(B)	The Borrowers have requested the Finance Parties to amend the Loan Agreement as detailed in this Supplemental Agreement.
It is agreed that:

1	Interpretation
1.1	In this Supplemental Agreement:
"Deed of Release" means the deed of release and reassignment dated on or about the date of this Supplemental Agreement executed by the Lenders, the Arranger, the Agent, the Swap Provider and the Security Agent in favour of Borrower C and Borrower D.
"Effective Date" means the date on which the Agent confirms to the Borrowers and the other Obligors in writing substantially in the form set out in Schedule 2 that all of the conditions referred to in Clause 2.1 have been satisfied, which confirmation the Agent shall be under no obligation to give if either (a) those conditions are not satisfied prior to 31 December 2020 or (b) a Default shall have occurred.
"Finance Parties" means the Arranger, the Agent, the Security Agent, the Swap Provider and the Lenders.
"New Mortgage Addenda" means:
(a)	the third addendum to the first preferred mortgage dated 5 August 2019 over Vessel A to be made between Borrower A and the Security Agent; and
(b)	the third addendum to the first preferred mortgage dated 22 November 2019 over Vessel B to be made between Borrower B and the Security Agent, and "Mortgage Addendum" means either one of them.
"Obligors" means all parties to this Supplemental Agreement other than the Finance Parties and "Obligor" means any one of them.
"Subject Security Documents" has the meaning given to it in the Deed of Release.
1.2
All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Supplemental Agreement unless the context otherwise requires, and clause 1.2 of the Loan Agreement shall apply to the interpretation of this Supplemental Agreement as if it is set out in full.

1.3	The Agent and the Borrowers hereby designate this Supplemental Agreement as a Finance Document.
1.4
All obligations, representations, warranties, covenants and undertakings of the Borrowers under or pursuant to this Supplemental Agreement shall, unless otherwise expressly provided, be entered into, made or given by them jointly and severally.

2	Conditions
2.1
As conditions for the agreement of the Finance Parties to amend the Loan Agreement as detailed in this Supplemental Agreement, the Borrowers shall deliver or cause to be delivered to or to the order of the Agent all of the documents and other evidence listed in Schedule 3.

2.2	All documents and evidence delivered to the Agent pursuant to Clause 2.1 shall:

2.2.1	be in form and substance acceptable to the Agent;
2.2.2	if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.
3	Representations
3.1
Each of the representations contained in clause 20 of the Loan Agreement shall be deemed repeated by the Borrowers and the Guarantor at the date of this Supplemental Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Finance Documents include this Supplemental Agreement.

3.2
Any representation made by an Obligor in any of the Security Documents to which it is a party shall be deemed repeated by that Obligor at the date of this Supplemental Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining.

4	Amendments to Loan Agreement
4.1	With effect from the Effective Date the Loan Agreement and the other Finance Documents shall be read and construed as if:
4.1.1	references to "this Agreement" are references to the Loan Agreement as amended and supplemented by this Supplemental Agreement;
4.1.2	references to the Finance Documents include this Supplemental Agreement and the New Identity Letter;
4.1.3	references to the "Identity Letter" are replaced by references to the "New Identity Letter";
4.1.4	references to the Mortgages include the New Mortgage Addenda;
4.1.5	references to the Borrowers include Borrower A and Borrower B and exclude Borrower C and Borrower D;
4.1.6	references to the Vessels include Vessel A and Vessel B and exclude Vessel C and Vessel D;
4.1.7	the following definitions are added in clause 1.1 (Definitions) of the Loan Agreement in alphabetical order:
""Effective Date" means the Effective Date, as defined in the First Supplemental Agreement.";
"First Supplemental Agreement" means the first supplemental agreement to this Agreement dated                      2020.";
"New Identity Letter" means a letter addressed to the Agent identifying the shareholder of the Original Guarantor.
""Outstanding Utilisations" means together the Outstanding Utilisation A and the Outstanding Utilisation B and "Outstanding Utilisation" means any one of them";

""Outstanding Utilisation A" means, in respect of Utilisation A, the amount outstanding on the Effective Date being $13,906,777.45";
""Outstanding Utilisation B" means, in respect of Utilisation B, the amount outstanding on the Effective Date being $14,235,050.76.";
4.1.8	clause 6.1 of the Loan Agreement is replaced as follows:
"6.1 Repayment of Loan   The Borrowers shall repay the Outstanding Utilisations to the Agent for the account of the Lenders, as follows:
6.1.1
Utilisation A, by 15 consecutive quarterly instalments, the first 14 such instalments each in the sum of $443,644.51, and the 15th and final such instalment in the sum of $7,695,754.31 (comprising an instalment of $443,644.51 and a balloon payment in the sum of $7,252,109.8 ("Balloon A"));

6.1.2
Utilisation B, by 15 consecutive quarterly instalments, the first 14 such instalments each in the sum of $491,237.31, and the 15th and final such instalment in the sum of $7,357,728.42 (comprising an instalment of $491,237.31 and a balloon payment in the sum of $6,866,491.11 ("Balloon B" and together with Balloon A, the "Balloons" and each a "Balloon"));

in each case, the first such payment for each Outstanding Utilisation shall be made on 30 January 2021, and subsequent installments shall be made at consecutive intervals of three Months thereafter and the final instalment (including the relevant Balloon) in respect of each Outstanding Utilisation shall fall due on the relevant Termination Date. On the Final Maturity Date, the Borrowers shall pay to the Agent all amounts outstanding or other sums (if any) then accrued or owing under any Finance Document".
All other terms and conditions of the Loan Agreement shall remain unaltered and in full force and effect.
5	Confirmations and Undertakings
5.1
Each of the Obligors confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendments to the Loan Agreement made in this Supplemental Agreement, as if all references in any of the Security Documents to the Loan Agreement are references to the Loan Agreement as amended and supplemented by this Supplemental Agreement.

5.2
The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendments to the Loan Agreement made in or pursuant to this Supplemental Agreement.

5.3
Within 5 days after the Effective Date the Borrowers shall deliver or cause to be delivered to or to the order of the Agent such of the legal opinions specified in Schedule 3 as have not already been provided to the Agent.

5.4	The provisions of Clause 2.2 shall apply to all the documents and evidence delivered to the Agent pursuant to Clause 5.3.

5.5	Notwithstanding the provisions of Clause 2 of the Deed of Release:
5.5.1	the Borrowers agree that they will continue to be bound by their respective obligations under the Loan Agreement and that the Loan Agreement shall remain in full force and effect;
5.5.2
the Guarantor agrees that it will continue to be bound by its respective obligations under any documents other than the Subject Security Documents which the Guarantor may have executed in favour of the any of the Finance Parties pursuant to the Loan Agreement and that any such documents shall remain in full force and effect; and

5.5.3
the Obligors agree that they will continue to be bound by their respective obligations under the Security Documents (other than, in respect of the Guarantor, the Subject Security Documents) and that those Security Documents shall remain in full force and effect.

6	Notices, Counterparts, Governing Law and Enforcement
The provisions of clauses 33, 40, 42 and 43 of the Loan Agreement shall apply to this Supplemental Agreement as if they are set out in full and as if (a) references to each Party are references to each party to this Supplemental Agreement, (b) references to the Finance Documents include this Supplemental Agreement and (c) references to the Borrowers are references to each Obligor other than the Guarantor.

Schedule 1
The Lenders
Names
Name of Original Lender	Address of lending office
Nordea Bank Abp, filial i Norge	Essendrops gate 7, N-0368 Oslo, Norway

Schedule 2
Effective Date Confirmation
To:	Taburao Shipping Company Inc. Tarawa Shipping Company Inc. Performance Shipping Inc. Trust Company Complex Ajeltake Road, Ajeltake Island Majuro Marshall Islands, MH96960

We, Nordea Bank Abp, filial i Norge, refer to the supplemental agreement dated                            2020 (the "Supplemental Agreement") relating to a secured loan agreement dated 24 July 2019 as amended and restated by a first amendment and restatement agreement dated 23 December 2019 and a second amendment and restatement agreement dated 20 March 2020 (the "Loan Agreement") made between the above Taburao Shipping Company Inc. and Tarawa Shipping Company Inc. as the Borrowers, Performance Shipping Inc. as the Guarantor, the banks listed in it as the Lenders, ourselves as the Arranger, ourselves as the Agent, a certain party as the Swap Provider and ourselves as the Security Agent in respect of a loan to the Borrowers from the Lenders of up to $59,000,000.
We hereby confirm that all conditions precedent referred to in Clause 2.1 of the Supplemental Agreement have been satisfied.  In accordance with Clauses 1.1 and 4 of the Supplemental Agreement the Effective Date is the date of this confirmation and the amendments to the Loan Agreement are now effective.

Dated                                             2020

Signed: ___________________________________
For and on behalf of
Nordea Bank Abp, filial i Norge

Schedule 3
Conditions Precedent
1	Obligors
(a)	Certificates of good standing A certificate of good standing in respect of each Obligor (if such a certificate can be obtained).
(b)	Board resolutions A copy of a resolution of the board of directors of each Borrower:
(i)
approving the terms of, and the transactions contemplated by, this Supplemental Agreement and any document to be executed by that Borrower pursuant to this Supplemental Agreement and resolving that it execute this Supplemental Agreement and any such document; and

(ii)
authorising a specified person or persons to execute this Supplemental Agreement and any such document (including all documents and notices to be signed and/or dispatched under any such document) on its behalf.

(c)	Copy passports A copy of the passport of each person authorised by the resolutions referred to in (c).
(d)
Shareholder resolutions   A copy of a resolution signed by all the holders of the issued shares in each Borrower, approving the terms of, and the transactions contemplated by, this Supplemental Agreement and any document to be executed by that Borrower pursuant to this Supplemental Agreement.

(e)	Officer's certificates An original certificate of a duly authorised officer of each Obligor:
(i)	certifying that each copy document relating to it specified in this Schedule 3 is correct, complete and in full force and effect;
(ii)	setting out the names of (A) the directors and officers of that Obligor and (B) the shareholders of that Obligor (other than the Guarantor) and the proportion of shares held by each shareholder; and
(iii)
confirming that none of the documents delivered to the Agent pursuant to clauses 4.1 and 4.3 of the Loan Agreement have been amended or modified in any way since the date of their delivery to the Agent, or certifying copies, as true, complete, accurate and neither amended nor revoked, of any which have been amended or modified.

(f)	Powers of attorney The original notarially attested and legalised power of attorney of each of the Borrowers under which this Supplemental

Agreement and any document to be executed by that Obligor pursuant to this Supplemental Agreement are to be executed by that Obligor.
2	Security and related documents
(a)	Mortgage Addenda The Mortgage Addenda duly executed.
(b)
Evidence of Borrower's title   Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the flag of Marshall Islands confirming that (a) each Vessel is permanently registered under that flag in the ownership of the relevant Borrower, (b) each Mortgage Addendum has been registered against the relevant Vessel and (c) there are no further Encumbrances registered against each such Vessel.

3	Legal opinions
The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Loan:
(a)	a legal opinion of Stephenson Harwood LLP, legal advisers to the Agent as to English law substantially in the form distributed to the Lenders prior to signing this Amendment and Restatement Agreement;
(b)	a legal opinion of Hill Dickinson International to the Agent as to Marshall Islands law.
4	Other documents and evidence
(a)	Process agent Evidence that any process agent appointed pursuant to Clause 6 has accepted its appointment.
(b)
Other Authorisations   A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by this Supplemental Agreement or for the validity and enforceability of this Supplemental Agreement and any document to be executed pursuant to this Supplemental Agreement.

(c)
"Know your customer" documents   Such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary "know your customer" or similar identification procedures in relation to the transactions contemplated in this Supplemental Agreement.

(d)	Identity Letter The New Identity Letter.
(e)	Evidence of payment Evidence of full prepayment of Utilisation C and Utilisation D in accordance with the terms of the Loan Agreement.

In witness of which the parties to this Supplemental Agreement have executed this Supplemental Agreement as a deed the day and year first before written.

Signed and delivered as a Deed by Taburao Shipping Company Inc. (as borrower) acting by Andreas Nikolaus Michalopoulos its duly authorised Attorney-in-fact in the presence of:	) ) ) ) ) ) ) ) )	/s/ Andreas Nikolaus Michalopoulos
Witness signature:	/s/ Jason Michalopoulos
Name:	Jason Michalopoulos
Address:	STEPHENSON HARWOOD ARISTON BUILDING 2 FILELLINON STR. & AKTI MIAOULI PIRAEUS 185 36 TEL. 210 42 95 160

Signed and delivered as a Deed by Tarawa Shipping Company Inc. (as borrower) acting by Andreas Nikolaus Michalopoulos its duly authorised Attorney-in-fact in the presence of:		) ) ) ) ) ) ) ) )	/s/ Andreas Nikolaus Michalopoulos
Witness signature:	/s/ Jason Michalopoulos
Name:	Jason Michalopoulos
Address:	STEPHENSON HARWOOD ARISTON BUILDING 2 FILELLINON STR. & AKTI MIAOULI PIRAEUS 185 36 TEL. 210 42 95 160

Signed and delivered as a Deed by Performance Shipping Inc. (as guarantor) acting by Andreas Nikolaus Michalopoulos its duly authorised Attorney-in-fact in the presence of:	) ) ) ) ) ) ) ) )	/s/ Andreas Nikolaus Michalopoulos
Witness signature:	/s/ Jason Michalopoulos
Name:	Jason Michalopoulos
Address:	STEPHENSON HARWOOD ARISTON BUILDING 2 FILELLINON STR. & AKTI MIAOULI PIRAEUS 185 36 TEL. 210 42 95 160

Signed and delivered as a Deed by Nordea Bank Abp, filial i Norge (as a Lender) acting by Konstantinos Karachalios its duly authorised Attorney-in-fact in the presence of:	) ) ) ) ) ) ) ) )	/s/ Konstantinos Karachalios
Witness signature:	/s/ Jason Michalopoulos
Name:	Jason Michalopoulos
Address:	STEPHENSON HARWOOD ARISTON BUILDING 2 FILELLINON STR. & AKTI MIAOULI PIRAEUS 185 36 TEL. 210 42 95 160

Signed and delivered as a Deed by Nordea Bank Abp, filial i Norge (as Arranger) acting by Konstantinos Karachalios its duly authorised Attorney-in-fact in the presence of:	) ) ) ) ) ) ) ) )	/s/ Konstantinos Karachalios
Witness signature:	/s/ Jason Michalopoulos
Name:	Jason Michalopoulos
Address:	STEPHENSON HARWOOD ARISTON BUILDING 2 FILELLINON STR. & AKTI MIAOULI PIRAEUS 185 36 TEL. 210 42 95 160

Signed and delivered as a Deed by Nordea Bank Abp, filial i Norge (as Agent) acting by Konstantinos Karachalios its duly authorised Attorney-in-fact in the presence of:	) ) ) ) ) ) ) ) )	/s/ Konstantinos Karachalios
Witness signature:	/s/ Jason Michalopoulos
Name:	Jason Michalopoulos
Address:	STEPHENSON HARWOOD ARISTON BUILDING 2 FILELLINON STR. & AKTI MIAOULI PIRAEUS 185 36 TEL. 210 42 95 160

Signed and delivered as a Deed by Nordea Bank Abp (as Swap Provider) acting by Konstantinos Karachalios its duly authorised Attorney-in-fact in the presence of:	) ) ) ) ) ) ) ) )	/s/ Konstantinos Karachalios
Witness signature:	/s/ Jason Michalopoulos
Name:	Jason Michalopoulos
Address:	STEPHENSON HARWOOD ARISTON BUILDING 2 FILELLINON STR. & AKTI MIAOULI PIRAEUS 185 36 TEL. 210 42 95 160

Signed and delivered as a Deed by Nordea Bank Abp, filial i Norge (as Security Agent) acting by Konstantinos Karachalios its duly authorised Attorney-in-fact in the presence of:	) ) ) ) ) ) ) ) )	/s/ Konstantinos Karachalios
Witness signature:	/s/ Jason Michalopoulos
Name:	Jason Michalopoulos
Address:	STEPHENSON HARWOOD ARISTON BUILDING 2 FILELLINON STR. & AKTI MIAOULI PIRAEUS 185 36 TEL. 210 42 95 160